UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) February 14, 2005

PHOTRONICS, INC.

(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 14, 2005, a stock option grant of 5,000 non-qualified stock options was made to each of the Photronics, Inc.’s non-employee directors pursuant to the terms and conditions of Photronics, Inc.’s 2000 Stock Plan, as amended on March 13, 2003 (filed as Exhibit 10.18 to Photronics, Inc. Annual Report on Form 10-K for the year ended October 31, 2004); and the form of Non-Qualified Stock Option Agreement pursuant to the Photronics, Inc. 2000 Stock Plan, attached hereto as Exhibit 10.1. The stock options vest quarterly (25%) over a four-year period on the anniversary of the grant and become immediately exercisable upon vesting. The stock options will expire on February 14, 2015.

On February 14, 2005, a restricted stock award of 4,000 shares was made to each of the Photronics, Inc.’s non-employee directors pursuant to the terms and conditions of Photronics, Inc.’s 2000 Stock Plan, as amended on March 13, 2003 (filed as Exhibit 10.18 to Photronics, Inc. Annual Report on Form 10-K for the year ended October 31, 2004); and the Form of Restricted Stock Award Agreement pursuant to the Photronics, Inc. 2000 Stock Plan, attached hereto as Exhibit 10.2. The restricted stock award vests quarterly (25%) over a one-year period.

On February 15, 2005 each of the non-employee directors receiving the grant of non-qualified stock options and restricted stock as described above filed individual Form 4s with the SEC.

Exhibit No.10.1	Form of Photronics, Inc. Non-Qualified Stock Option Agreement pursuant to the Photronics, Inc. 2000 Stock Plan.

10.2	Form of Photronics, Inc. Restricted Stock Award Agreement pursuant to the Photronics, Inc. 2000 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE	February 15, 2005	BY	/s/ Sean T. Smith
Sean T. Smith
Senior Vice President and Chief Financial Officer

PHOTRONICS, INC.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

EXHIBIT NO. 10.1	Form of Photronics, Inc. Non-Qualified Stock Option Agreement pursuant to Photronics, Inc. 2000 Stock Plan.

EXHIBIT NO. 10.2	Form of Photronics, Inc. Restricted Stock Award Agreement pursuant to Photronics, Inc. 2000 Stock Plan.